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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-163246 of Evergreen Energy Inc. on Form S-3 of our reports dated March 26, 2009 (and October 28, 2009 as to Note 19), relating to the consolidated financial statements of Evergreen Energy Inc. and subsidiaries (the "Company") (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in Form 8-K dated October 28, 2009 and our report dated March 26, 2009 relating to the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Evergreen Energy Inc. for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
January 14, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM